Exhibit 10.4

AMENDED AND RESTATED SECURITY AGREEMENT

DATED AS OF DECEMBER 30, 2022

BY AND AMONG

MICHAELSON CAPITAL SPECIAL FINANCE FUND II, L.P.,

AS NOTEHOLDER

AND

RENOVARE ENVIRONMENTAL, INC.

(F/K/A BIOHITECH GLOBAL, INC.),

BHT FINANCIAL, LLC,

BIOHITECH AMERICA, LLC,

BIOHITECH EUROPE, LTD.,

E.N.A. RENEWABLES, LLC,

AND

NEW WINDSOR RESOURCE RECOVERY, LLC,

AS GUARANTORS

TABLE OF CONTENTS

Page

1.	Guaranty and Mandatory Prepayments.		5

	1.1	Guaranty	5
	1.2	Mandatory Prepayment	5
	1.3	Application and Allocation of Payments	5
	1.4	Indemnity	5

2.	[Reserved]		6

3.	Representations, Warranties and Affirmative Covenants		6

	3.1	Corporate Existence; Compliance with Law	6
	3.2	Executive Offices; Corporate or Other Names	6
	3.3	Corporate Power; Authorization; Enforceable Obligations	6
	3.4	Full Disclosure	7
	3.5	Further Assurances	7
	3.6	Survival	7

4.	[Reserved].		7

5.	Negative Covenants		7

6.	Security Interest.		8

	6.1	Grant of Security Interest.	8
	6.2	Noteholder’s Rights.	9
	6.3	Noteholder’s Appointment as Attorney-in-fact	9

7.	Events of Default: Rights and Remedies.		10

	7.1	Events of Default	10
	7.2	Remedies.	11
	7.3	Waivers by Credit Parties	12

8.	Reserved.		12

9.	Miscellaneous.		12

	9.1	Complete Agreement; Modification of Agreement	12
	9.2	Expenses	13
	9.3	No Waiver	13
	9.4	Severability; Section Titles	13
	9.5	Authorized Signature	14
	9.6	Notices	14
	9.7	Counterparts	14
	9.8	Time of the Essence	14
	9.9	GOVERNING LAW	14
	9.10	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	15
	9.11	USA Patriot Act Notice	15
	9.12	Reinstatement	15
	9.13	Restatement	15

INDEX OF EXHIBITS AND SCHEDULES

Schedule A	Definitions
Schedule B	Noteholder’s and Guarantors’ Addresses for Notices

Disclosure Schedule 3.2	Places of Business; Corporate Names

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement is dated as of December 30, 2022 (the “Effective Date”) and agreed to by and among Renovare Environmental, Inc. (f/k/a BioHiTech Global, Inc.), a Delaware corporation (“Renovare”), BHT Financial, LLC, a Delaware limited liability company (“BHT Financial”), BioHiTech America, LLC a Delaware limited liability company (“BHT America”), BioHiTech Europe, PLC, a United Kingdom private limited company (“BHT UK”), E.N.A. Renewables, LLC, a Delaware limited liability company (“ENA”), and New Windsor Resource Recovery, LLC, a Delaware limited liability company (“New Windsor,” and together with Renovare, BHT Financial, BHT America, BHT UK, and ENA, collectively, jointly and severally referred to herein as the “Guarantors” and each a “Guarantor”) and Michaelson Capital Special Finance Fund II, L.P., a Delaware limited partnership (“Noteholder”).

RECITALS

A.            Noteholder has made a senior secured term loan to Guarantors evidenced by the Senior Secured Term Note, dated February 2, 2018, made by Guarantors payable to Noteholder in the original principal amount of $5,000,000 (as amended prior to the date hereof, the “Existing Note”), which is subject to, and secured pursuant to, the Note Purchase and Security Agreement, dated as of February 2, 2018, by and among Guarantors and Noteholder (as amended, prior hereto, the “Existing Note Purchase and Security Agreement”).

B.            TraQiQ, Inc., a California corporation (“Borrower”) has assumed the indebtedness and other obligations of Guarantors under the Existing Note as set forth in the Assumption Agreement, dated as of the date hereof, by and among Borrower and Noteholder, as acknowledged and agreed to by Guarantors (the “Assumption Agreement”), and pursuant to such assumption, the Existing Note has been amended and restated, and as amended and restated, replaced and superseded by the Senior Secured Term Note, dated as of the date hereof, made by Borrower payable to Noteholder in the original principal amount of $3,017,089.84 (the “Restated Note”), provided, that, the Guarantors continue to be jointly and severally liable in respect of the indebtedness and other obligations now evidenced by or arising under the Restated Note pursuant to the Guaranty and Suretyship Agreement, dated as of the date hereof, by the Guarantors with and in favor of Noteholder (the “Guaranty”).

C.            In view of the restatement of the existing indebtedness and other obligations of the Guarantors pursuant to the Guaranty, the Guarantors have requested that Noteholder amend and restate the Existing Note Purchase and Security Agreement to refer to the Guaranty and make certain other amendments as a result of the transaction contemplated in the Assumption Agreement.

D.            Noteholder has agreed to amend and restate the Existing Note Purchase and Security Agreement all in accordance with the terms of this Agreement.

E.            Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and any other Noteholder Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, intending to be legally bound hereby, the parties hereto agree as follows:

1.            Guaranty and Mandatory Prepayments.

1.1            Guaranty. Each Guarantor unconditionally guarantees, as surety, to Noteholder, its successors, endorsees and assigns, the prompt payment, when due, of all of the Borrower’s obligations under the Restated Note and all related agreements, documents and instruments, including all principal and other amounts, whether matured or unmatured, absolute or contingent, direct or indirect, joint or several, of any nature whatsoever, and any costs and legal fees and expenses incurred by Noteholder in the enforcement thereof as set forth in the Guaranty.

1.2            Mandatory Prepayment. In addition to any payments made by Borrower in respect of the indebtedness evidenced by or arising under the Restated Note, or by any Guarantor in respect of the indebtedness under the Guaranty, and not in limitation of any rights to payment of Noteholder provided for in the Restated Note or any related agreements, documents or instruments, in the event of the sale or other disposition by or on behalf of Renovare (or any Affiliate of Renovare) of the real property located in 36 Riverside Avenue, Rensselaer, New York (the “New York Property”), or any or all of the equity of any owner of the New York Property (each a “Mandatory Prepayment Event”), on the date of such sale or other disposition, Guarantors shall pay to Noteholder in cash an amount equal to $1,250,000 plus fifty percent (50%) of the net cash proceeds received or to be received by or on behalf of Renovare or any Affiliate in respect of such sale or other disposition in excess of $1,250,000. Such payment shall be applied to the principal balance of the Restated Note in the inverse order of maturity, but shall not exceed the amounts due and owing under the Restated Note. Guarantors shall deliver to Noteholder written notice at least thirty (30) days prior to the occurrence of any Mandatory Prepayment Event, which notice shall describe the Mandatory Prepayment Event in detail. The payment to MCSFF pursuant to such Mandatory Prepayment Event may, at the option of Noteholder and in its sole discretion, instead be deemed to be a sale by Noteholder of an interest in the debt evidenced by the Restated Note, on terms and conditions to be determined by Noteholder.

1.3            Application and Allocation of Payments. Guarantors irrevocably agree that Noteholder shall have the continuing and exclusive right to apply any and all payments against the Obligations in such order as Noteholder may deem advisable. Noteholder is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made advances of cash on behalf of Guarantors for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Guarantors under the Guaranty, this Agreement or any of the other Noteholder Documents, (b) the payment, performance or satisfaction of any of Guarantors’ obligations with respect to preservation of the Collateral, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, and Guarantors agree to repay immediately, in cash, any such amount so advanced by Noteholder.

1.4            Indemnity. Each Guarantor jointly and severally agrees to indemnify and hold Noteholder and its Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Noteholder Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Noteholder Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Noteholder Documents (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY GUARANTOR, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER NOTEHOLDER DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

2.            [Reserved]

3.            Representations, Warranties and Affirmative Covenants. To induce Noteholder to enter into this Agreement and the transactions contemplated in the Assumption Agreement, each Guarantor, jointly and severally, represents and warrants to Noteholder (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Noteholder until the Termination Date as follows:

3.1            Corporate Existence; Compliance with Law. Each Guarantor is, as of the Effective Date, and will continue to be (a) a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (c) in compliance with all Requirements of Law and Contractual Obligations in all material respects.

3.2            Executive Offices; Corporate or Other Names. (a) Each Guarantor’s name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Guarantor, (c) the organizational identification number issued by each such Guarantor’s state of incorporation or organization or a statement that no such number has been issued, (d) each Guarantor’s state of organization or incorporation, and (e) the location of each Guarantor’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Schedule 3.2 and, except as set forth in such Schedule, such locations have not changed during the preceding twelve months.

3.3            Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Guarantor of the Noteholder Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Guarantor’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Guarantor; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Effective Date, each Noteholder Document shall have been duly executed and delivered on behalf of each Guarantor party thereto, and each such Noteholder Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.4            Full Disclosure. No information contained in any Noteholder Document, the Financial Statements, Projections or any written statement furnished by or on behalf of any Guarantor under any Noteholder Document, or to induce Noteholder to execute the Noteholder Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact which has, or could reasonably be expected to have, a Material Adverse Effect on Guarantors, which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion or other written statement made or furnished by any Guarantor to Noteholder. Guarantors shall, promptly upon the request of Noteholder, furnish to Noteholder such other reports and information in connection with the affairs, business, financial condition, operations, or management of Guarantors or the Collateral as Noteholder may request, all in reasonable detail.

3.5            Further Assurances. At any time and from time to time, upon the written request of Noteholder and at the sole expense of Guarantors, Guarantors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Noteholder may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Noteholder Documents, (b) to protect, preserve and maintain Noteholder’s rights in any Collateral, or (c) to enable Noteholder to exercise all or any of the rights and powers herein granted.

3.6            Survival. All of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and the Note and the making by Noteholder of the loan hereunder and shall continue in full force and effect so long as any Obligation of Guarantors to Noteholder is outstanding or unperformed or this Agreement remains in effect.

4.            [Reserved].

5.            Negative Covenants. Each of the Guarantors covenants and agrees (for itself and each other Guarantor) that, without Noteholder’s prior written consent, from the Effective Date until the Termination Date, none or Guarantors shall, directly or indirectly, by operation of law or otherwise:

(a)            form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or loan or advance to, any Person, or make or permit any Restricted Payment;

(b)            create, incur, assume or permit to exist any Indebtedness, except as consented to by Noteholder;

(c)            create or permit any Lien on any of Guarantors’ properties or assets, except for Permitted Encumbrances;

(d)            sell, Transfer, issue, convey, assign or otherwise dispose of (i) any of its assets or properties, including its Accounts, (ii) any shares of its Stock, or (iii) engage in any sale-leaseback, synthetic lease or similar transaction; provided, however, that the foregoing shall not prohibit the sale of Inventory in the ordinary course of its business or obsolete, worn-out, surplus or unnecessary Equipment;

(e)            change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire, lease or use any real estate after the Effective Date without such Person, in each instance, giving at least thirty (30) days prior written notice thereof to Noteholder and taking all actions deemed reasonably necessary or appropriate by Noteholder to continuously protect and perfect Noteholder’s Liens upon the Collateral;

(f)            establish any depository or other bank account of any kind with any financial institution (other than the accounts disclosed to Noteholder prior to the date hereof) without Noteholder’s prior written consent, which such consent will require that any such new account be subject to a Blocking Account Agreement in a form reasonably acceptable to Noteholder.

6.            Security Interest.

6.1            Grant of Security Interest.

(a)            As collateral security for the prompt and complete payment and performance of the Obligations, each Guarantor hereby grants to Noteholder, and hereby confirms, reaffirms and restates the prior grant thereof pursuant to the Existing Note Purchase and Security Agreement, a security interest in and Lien upon all of its personal property, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following personal property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts, all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Investment Property; all Stock (other than Renovare’s membership interests (the “EWV Stock”) in Entsorga West Virginia, LLC, a Delaware limited liability company (“EWV”), which shall not be subject to Noteholder’s security interest); all Goods (including Inventory, Equipment and Fixtures); all future cash flow and distributions with respect to the EWV Stock; all operational leases, all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events, the EWV Stock (all of the foregoing, together with any other collateral pledged to Noteholder, pursuant to any other Noteholder Document, collectively, the “Collateral”).

(b)            Guarantors and Noteholder agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Noteholder. Guarantors represents, warrants and promises to Noteholder that: (i) each Guarantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Noteholder Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of Noteholder as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and Noteholders from any Guarantor and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law or, with respect to the Revised Comerica Facility, with the content of Noteholder; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Guarantors promise to defend the right, title and interest of Noteholder in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (A) all actions necessary to grant Noteholder “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by such Guarantor, with any agreements establishing control to be in form and substance satisfactory to Noteholder, (B) the prompt delivery of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by such Guarantor (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (C) notification of Noteholder’s interest in Collateral at Noteholder’s request, and (D) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Guarantor’s and Noteholder’s respective and several interests in the Collateral. Each of the Guarantors shall mark its Books and Records pertaining to the Collateral to evidence the Noteholder Documents and the Liens granted under the Noteholder Documents. Upon the request of Noteholder, if any Guarantor retains possession of any Chattel Paper or Instrument with Noteholder’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Michaelson Capital Special Finance Fund II, L.P.” Each Guarantor executing this Agreement shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Noteholder of any commercial tort claims (as defined in the Code) acquired by it and unless otherwise consented by Noteholder, such Guarantor shall enter into a supplement to this Agreement granting to Noteholder a Lien in such commercial tort claim.

6.2            Noteholder’s Rights.

(a)            Noteholder may, (i) at any time in Noteholder’s own name or in the name of Guarantors, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Noteholder’s satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Payment Intangibles, Instruments, Chattel Paper or other Collateral, and (ii) at any time after a Default has occurred and is continuing and without prior notice to Guarantors, notify Account Debtors and other Persons obligated on any Collateral that Noteholder has a security interest therein and that payments shall be made directly to Noteholder. Upon the request of Noteholder, Guarantors shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Guarantors hereby constitute Noteholder or Noteholder’s designee as Guarantors’ attorney with power to endorse Guarantor’s name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b)            Guarantors shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by them thereunder, and Noteholder shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License by reason of or arising out of the execution, delivery or performance of this Agreement, and Noteholder shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Guarantors, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

(c)            After the occurrence and during the continuance of an Event of Default, Guarantors, at their own expense, shall cause the certified public accountant then engaged by Guarantors to prepare and deliver to Noteholder at any time and from time to time, promptly upon Noteholder’s request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Noteholder may request. Guarantors, at their own expense, shall cause its certified independent public accountants to deliver to Noteholder the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Noteholder shall be permitted to observe and consult with Guarantors’ accountants in the performance of these tasks.

6.3            Noteholder’s Appointment as Attorney-in-fact. The existing Power of Attorney granted by Guarantors to Noteholder pursuant to the Existing Note Purchase and Security Agreement shall continue in full force and effect. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Noteholder Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Noteholder under the Power of Attorney are solely to protect Noteholder’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Noteholder agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Each Guarantor also hereby (i) authorizes Noteholder to file any financing statements, continuation statements or amendments thereto that (A) indicate the Collateral (1) as all personal property assets of such Guarantor (or any portion of such Guarantor’s assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Noteholder to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each Guarantor acknowledges that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Noteholder and agrees that they will not do so without the prior written consent of Noteholder, subject to such Guarantor’s rights under Section 9-509(d)(2) of the Code.

7.            Events of Default: Rights and Remedies.

7.1            Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Noteholder in accordance with Section 9.3:

(a)            Guarantors shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable and such failure continues for a period of ten (10) days after the date such payment was due or declared due and payable; or

(b)            (i) Guarantors shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Sections 3 or 5 of this Agreement, or (ii) Guarantors shall fail or neglect to perform, keep or observe any of the other covenants, promises, agreements, requirements, conditions or terms or provisions contained in this Agreement or any of the other Noteholder Documents (excluding those covenants contained in Sections 3 or 5 of this Agreement), and Guarantors has failed to cure such default within ten (10) days of the occurrence thereof; or

(c)            any representation or warranty in this Agreement or any other Noteholder Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Noteholder by any Guarantor shall be untrue or incorrect in any material respects as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Guarantor that has not signed this Agreement; or

(d)            a case or proceeding shall have been commenced involuntarily against any Guarantor in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (B) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Noteholder Document or invalidating or denying the validity or enforceability of this Agreement or any other Noteholder Document or any action taken hereunder or thereunder; or

(e)            any Guarantor shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraph (d) of this Section 7.1 or this paragraph (e), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(f)            a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Guarantor, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within ten (10) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of ten (10) days from the date of such judgment; or

(g)            a Change of Control shall have occurred with respect to any Guarantor.

7.2            Remedies.

(a)            If any Event of Default shall have occurred and be continuing, Noteholder may, without additional notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Noteholder under the Noteholder Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1(d) or (e), the Obligations shall become immediately due and payable without declaration, notice or demand by Noteholder.

(b)            Without limiting the generality of the foregoing, each Guarantor expressly agrees that upon the occurrence of any Event of Default, Noteholder may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Noteholder shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Noteholder the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Guarantor hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Noteholder shall have the right to conduct such sales on any Guarantor’s premises or elsewhere and shall have the right to use any Guarantor’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Noteholder deems necessary or advisable.

(c)            Upon the occurrence and during the continuance of an Event of Default and at Noteholder’s request, each Guarantor agrees, to assemble the Collateral and make it available to Noteholder at places within the Eastern United States that Noteholder shall reasonably select, whether at its premises or elsewhere. Until Noteholder is able to effect a sale, lease, or other disposition of the Collateral, Noteholder shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Noteholder deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Noteholder shall have no obligation to any Guarantor to maintain or preserve the rights of any Guarantor as against third parties with respect to any Collateral while such Collateral is in the possession of Noteholder. Noteholder may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Noteholder’s remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, each Guarantor waives all claims, damages, and demands against Noteholder, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Each Guarantor agrees that ten (10) days’ prior notice by Noteholder to such Guarantor of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Guarantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Noteholder is entitled. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Noteholder upon receipt to the Obligations in such order as Noteholder may deem advisable in its sole discretion.

(d)            Noteholder’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Noteholder may have under any Noteholder Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3            Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Each Guarantor waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Noteholder Documents, the Guaranty or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Noteholder on which such Guarantor may in any way be liable, and hereby ratifies and confirms whatever Noteholder may do in this regard; (b) all rights to notice and a hearing prior to Noteholder’s taking possession or control of, or to Noteholder’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Noteholder to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Guarantor acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Noteholder Documents and the transactions evidenced hereby and thereby.

8.            Reserved.

9.            Miscellaneous.

9.1            Complete Agreement; Modification of Agreement. This Agreement and the other Noteholder Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Noteholder Document may be modified, altered or amended except by a written agreement signed by Noteholder and each other Guarantor a party to such Noteholder Document. Guarantors shall have all duties and obligations under this Agreement and such other Noteholder Documents from the date of its execution and delivery. This Agreement and the other Noteholder Documents are the result of negotiations among and have been reviewed by counsel to Noteholder and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Noteholder Documents shall not be construed against Noteholder merely because of Noteholder’s involvement in their preparation.

9.2            Expenses. Guarantors agree to pay or reimburse Noteholder for all reasonable, documented out of pocket costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Noteholder Documents and the preservation of any rights thereunder (provided, however, that reimbursement of legal fees incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Noteholder Documents shall be capped at $50,000); (b) collection including deficiency collections; (c) [reserved]; (d) any amendment, waiver or other modification or waiver of, or consent with respect to any Noteholder Document or advice in connection with the administration of the Guaranty or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Noteholder, Guarantors or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Noteholder Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Collateral, the obligations of Guarantors and the business activities of Guarantors, (ii) to evaluate, observe or assess Guarantors or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

9.3            No Waiver. Neither Noteholder’s failure, at any time, to require strict performance by Guarantors of any provision of any Noteholder Document, nor Noteholder’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Noteholder thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Noteholder Documents shall not suspend, waive or affect any other Default or other provision under any Noteholder Document, and shall not be construed as a bar to any right or remedy that Noteholder would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Guarantors to Noteholder contained in any Noteholder Document and no Default by Guarantors under any Noteholder Document shall be deemed to have been suspended or waived by Noteholder, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Noteholder and directed to Guarantors specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Noteholder shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4            Severability; Section Titles. Wherever possible, each provision of the Noteholder Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Noteholder Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Noteholder Document. Except as otherwise expressly provided for in the Noteholder Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Noteholder Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Guarantors or the rights of Noteholder relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of Guarantors under the Noteholder Documents shall survive the Termination Date. The Section titles contained in any Noteholder Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties thereto.

9.5            Authorized Signature. Until Noteholder shall be notified in writing by Guarantors to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Noteholder or any of Noteholder’s officers, agents, or employees to be that of an officer of Guarantors shall bind Guarantors and be deemed to be the act of Guarantors affixed pursuant to and in accordance with resolutions duly adopted by Guarantors’ Board of Directors, and Noteholder shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

9.6            Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.6), (c) when transmitted to an electronic mail address (or by another means of electronic delivery), upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), (d) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (e) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address, email address or facsimile number indicated in Schedule B or to such other address (or email address or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Guarantors or Noteholder) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

9.7            Counterparts; Electronic Execution. This Agreement and any other Noteholder Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The foregoing shall apply to any notice sent hereunder.

9.8            Time of the Essence. Time is of the essence for performance of the Obligations under the Noteholder Documents.

9.9            GOVERNING LAW. THE NOTEHOLDER DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE NOTEHOLDER DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

9.10            SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTORS AND NOTEHOLDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER NOTEHOLDER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER NOTEHOLDER DOCUMENTS; PROVIDED, THAT NOTEHOLDER AND GUARANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE NOTEHOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF NOTEHOLDER. GUARANTORS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTORS HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. GUARANTORS EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTORS AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GUARANTORS’ ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(A)            THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE NOTEHOLDER, GUARANTORS ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE NOTEHOLDER DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.11            USA Patriot Act Notice. Noteholder hereby notifies Guarantors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies Guarantors, which information includes the name and address of Guarantors and other information that will allow Noteholder to identify Guarantors in accordance therewith.

9.12            Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantors, or otherwise, all as though such payments had not been made.

9.13            Restatement. As of the Effective Date, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Note Purchase and Security Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement; except, that, nothing herein or in the other Noteholder Documents shall impair or adversely affect the continuation of the liability of the Guarantors for the Obligations and the continuation of Noteholder’s Liens on the Collateral heretofore granted, pledged and /or assigned pursuant to the Existing Note Purchase and Security Agreement and the other Noteholder Documents. The Guarantors hereby acknowledge, confirm and agree that Noteholder has and shall continue to have a Lien upon the Collateral heretofore granted to Noteholder pursuant to the Existing Note Purchase and Security Agreement, as well as any Collateral granted, confirmed, reaffirmed and restated under this Agreement. Noteholder’s Liens in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such Liens, whether under the Existing Note Purchase and Security Agreement or any other Noteholder Documents. The amendment and restatement contained herein shall not, in and of itself, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of the Guarantors evidenced by or arising under the Existing Note, the Existing Note Purchase and Security Agreement or the other Noteholder Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amended and Restated Security Agreement has been duly executed as of the date first written above.

Guarantors:

RENOVARE ENVIRONMENTAL, INC.
(F/K/A BIOHITECH GLOBAL, INC.)
RENOVARE BIOHITECH GLOBAL, INC.
BHT FINANCIAL, LLC
BIOHITECH AMERICA, LLC
BIOHITECH EUROPE, LTD.
E.N.A. RENEWABLES, LLC
NEW WINDSOR RESOURCE
RECOVERY, LLC

By:
Name:
Title:

Noteholder:

MICHAELSON CAPITAL SPECIAL
FINANCE FUND II, LP

By: Michaelson Capital SFF II, LLC, its
Investment Advisor

By:
Name:
Title:

SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other Noteholder Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Noteholder Documents) the following respective meanings:

“Account Debtor” shall mean any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangible (including a Payment Intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations which may be characterized as an account or contract right under the Code); (b) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); (e) all health care insurance receivables; and (f) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

“Affiliate” means, with respect to any Person: (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person’s officers, directors, joint venturers and partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect on the Effective Date or in a written amendment thereto executed by or on behalf Guarantors and Noteholder.

“Blocked Account” and “Blocked Account Agreement” means a “control” or other agreements in form and substance acceptable to Noteholder which, among other things, establishes Noteholder’s perfection and rights in such bank deposit accounts or other accounts under the UCC and other applicable law.

“BHT Financial” has the meaning assigned to it in the preamble of this Agreement.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Guarantors’ business.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Guarantors, any such lease under which a Guarantor is the lessor.

“Capital Lease Obligation” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Cash and Cash Equivalents” shall mean, as of any date, cash on hand and cash equivalents that are immediately convertible into cash as determined in accordance with GAAP.

“Change of Control” means, with respect to any Person on or after the Effective Date, that any change in the composition of such Person’s stockholders as of the Effective Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Guarantor, (d) the ownership or use of any assets by any Guarantor, or (e) any other aspect of any Guarantor’s business.

“Chattel Paper” means all “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Noteholder’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Noteholder Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

“Contracts” means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyright License” means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Person: (a) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (b) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Person.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

“Effective Date” means the date of this Agreement.

“Equipment” means all “equipment” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person’s operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

“Event of Default” has the meaning assigned to it in Section 7.1.

“EWV Stock” has the meaning assigned to it in Section 6.1(a).

“Fees” means the fees that may from time to time be due to Noteholder from Guarantors.

“Financial Statements” means the consolidated and consolidating income statement, balance sheet and statement of cash flows of Guarantors, internally prepared for each Fiscal Quarter, and audited for each Fiscal Year, prepared in accordance with GAAP.

“Fiscal Quarter” means any of the quarterly accounting periods of Guarantors.

“Fiscal Year” means the 12-month period of Guarantors ending December 31st of each year. Subsequent changes of the fiscal year of Guarantors shall not change the term “Fiscal Year” unless Noteholder shall consent in writing to such change.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Person.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock, and rights of indemnification.

“Goods” means all “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (a) to purchase or repurchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

“Guarantors” and “Guarantor” means the Person identified as such in the preamble of this Agreement and any other Person that executes a guaranty or a support, put or other similar agreement in favor of Noteholder in connection with the transactions contemplated by this Agreement.

“Guaranty” means the Guaranty and Suretyship Agreement, dated as of the date hereof, by the Guarantors with and in favor of Noteholder, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

“Indebtedness” of any Person means: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than forty-five (45 days) past due; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all Guaranteed Indebtedness; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) the Obligations; and (h) all liabilities under Title IV of the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“Indemnified Liabilities” and “Indemnified Person” have the respective meanings assigned to them in Section 1.4.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property,” as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, including but not limited to the fully paid technology license for use of the HEBioT technology from Entsorgafin S.P.A., now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Mandatory Prepayment Event” has the meaning assigned to it in Section 1.2.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial or other condition of Guarantors taken as a whole or the industry within which Guarantors operates, (b) Guarantors’ ability to pay or perform the Obligations under the Noteholder Documents to which such Guarantor is a party as and when due and in accordance with the terms thereof, (c) the Collateral or Noteholder’s Liens on the Collateral or the priority of any such Lien, or (d) Noteholder’s rights and remedies under this Agreement and the other Noteholder Documents.

“Maturity Date” means December 31, 2023.

“Minimum Actionable Amount” means $100,000.

“Noteholder” shall have the meaning set forth in the preamble to this Agreement.

“Noteholder Documents” means this Agreement, the Guaranty, the Assumption Agreement, the Intellectual Property Security Agreement, the Blocked Account Agreements, and all agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Noteholder) in connection with any of the foregoing.

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any or all of Guarantors to Noteholder, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any agreement by the Borrower with or in favor of Noteholder or any of the Noteholder Documents or under any other agreement between Guarantors and Noteholder, and all covenants and duties regarding such amounts. This term includes all amounts that are owing under the Restated Note, including all principal, interest (including interest accruing at the then applicable rate provided for in the Restated Note after the maturity of the Restated Note and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Guarantors under any of the Noteholder Documents, and all obligations and liabilities of any Guarantor under any Guaranty.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Payment Intangibles” means all “payment intangibles” as such term is defined in the Code, now owned or hereafter acquired by any Person.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Guarantor is a party as lessee made in the ordinary course of business; (d) deposits securing public or statutory obligations of any Guarantor; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers’, warehousemen’s’, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable, so long as such Liens attach only to Inventory; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Guarantor is a party; (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) [reserved]; (j) [reserved]; (k) Liens in favor of Noteholder securing the Obligations; and (l) Liens related to the Comerica Facility of up to One Million One Hundred Thousand Dollars ($1,100,000) on specified equipment and the proceeds related thereto with respect to BHT Financial.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Proceeds” means “proceeds,” as such term is defined in the Code and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Guarantors from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Guarantors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of any Guarantor against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (d) any recoveries by any Guarantor against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” means as of any date the consolidated and consolidating balance sheet, statements of income and consolidated cash flow for Guarantors (a) by quarter for the next Fiscal Year, and (b) by year for the following two Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management’s discussion and analysis of such plan.

“Renovare” has the meaning assigned to it in the preamble of this Agreement.

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of any of Guarantor’s Stock (provided, however, that dividends payable solely in additional shares of Stock shall not be deemed a Restricted Payment); (b) any payment or distribution made in respect of any subordinated Indebtedness of any Guarantor in violation of any subordination or other agreement made in favor of Noteholder; (c) any payment on account of the purchase, redemption, defeasance or other retirement of any of Guarantor’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement or (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Effective Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Noteholder); or (d) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Noteholder shall constitute a Restricted Payment.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means each holder of Stock of any Guarantor.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Noteholder.

“Termination Date” means the date on which all Obligations under this Agreement and the Note are indefeasibly paid in full, in cash and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under the Restated Note or any other agreement.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Transfer” means the sale, assignment, lease, transfer, mortgaging, encumbering, or other disposition, whether voluntary or involuntary, and whether or not consideration is received therefor.

Any accounting term used in this Agreement or the other Noteholder Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Noteholder Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Guarantors and Noteholder shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Noteholder Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Noteholder Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Noteholder Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.